Exhibit 99.8
October 15, 2009
United States Securities and Exchange Commission
The undersigned, Matthew Yovich, PE of TREC, Inc., hereby states as follows:
I co-authored the report entitled “Preliminary Assessment on Nichols Ranch Uranium In-Situ Recovery Project, Powder River Basin, Wyoming, U.S.A., dated July 25, 2008” (the “Technical Report”) for Uranerz Energy Corporation (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 12, 2009 (the “Form 10-K”).
I hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 (333-160504) and in the related prospectus of the Company dated August 21, 2009, as supplemented by the prospectus supplement dated October 15, 2009, of the Technical Report, the summary information concerning the Technical Report, and the reference to my name included with such information, as set forth in the prospectus, the prospectus supplement and the Form 10-K.
Sincerely,

/s/ Matthew Yovich
Matthew Yovich, PE